UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2015

NEWMARKET CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-32190

Virginia	20-0812170
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 23, 2015 NewMarket Corporation (the “Company”) held its 2015 Annual Meeting of Shareholders. The proposals listed below were submitted to a vote of shareholders, and are described in more detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 11, 2015. The results are as follows:

1. Shareholders elected each of the Company’s six nominees to serve on its Board of Directors for the ensuing year, as set forth below:

Director	Affirmative Votes	Votes Against	Abstentions	Broker Non-Votes

Phyllis L. Cothran	10,748,387	102,073	9,403	807,495

Mark M. Gambill	10,614,873	236,630	8,360	807,495

Bruce C. Gottwald	10,652,458	200,901	6,474	807,495

Thomas E. Gottwald	10,741,629	111,347	6,887	807,495

Patrick D. Hanley	10,774,325	76,919	8,619	807,495

James E. Rogers	10,822,206	29,073	8,584	807,495

2. The shareholders ratified the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2015, as set forth below:

Affirmative Votes	Votes Against	Abstentions

11,468,462	190,573	8,323

3. The shareholders approved, on an advisory basis, the Company’s executive compensation program for its named executive officers disclosed in the Proxy Statement, as set forth below:

Affirmative Votes	Votes Against	Abstentions	Broker Non-Votes

10,698,360	136,847	24,656	807,495

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2015

NEWMARKET CORPORATION

By:	/s/ Brian D. Paliotti
Brian D. Paliotti
Vice President and Chief Financial Officer